Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696    Fax (973) 402-4042

Wireless Telecom Group announces appointment of Michael Kandell as CFO

NEWS RELEASE

Contact:	Robert Censullo
(973) 386-9696

Wednesday, December 7, 2016

Parsippany, New Jersey - Wireless Telecom Group, Inc. (NYSE MKT:WTT), a leading provider of high-performance radio frequency infrastructure and test & measurement solutions for wireless and advanced communications, announced today that Michael Kandell is joining the Company as its new Chief Financial Officer (CFO), effective January 2, 2017. Michael joins Wireless Telecom Group from Avaya, Inc. where he was Senior Director of Accounting. As CFO, Michael will be responsible for contributing to top-line growth initiatives, strategic expansion, financial governance, and capital management across all of the Company’s financial operations.

“Michael brings terrific skills to our finance and accounting team from his experience at technology and manufacturing companies serving both multinational and national market segments. He has an extensive background in financial planning and analysis, finance and accounting, SEC filings, investor relations support, and strategic M&A. I am thrilled to welcome Michael to Wireless Telecom Group as we take on new challenges ahead,” said Tim Whelan, CEO of Wireless Telecom Group. Whelan continued, “I am particularly impressed with Michael’s ability to lead a financial function in a complex, technology driven international business, while having a keen eye for operating performance. He is a key addition to our leadership team and represents another major step in our commitment to strengthening our ability to drive growth and profitability.”

Mr. Kandell will succeed Robert Censullo, who has served as Wireless Telecom Group’s CFO for five years. Mr. Censullo will report directly to Mr. Kandell as Corporate Controller. “Robert’s commitment to the Company has been vital during the last 3 years,” said Whelan. “I am grateful for all he has done to ensure financial stability and drive cost reductions over the last 2 years to position us for the future.”

Mr. Kandell has more than 18 years of financial management experience. He held various positions of increasing responsibility in finance at Avaya. Prior to Avaya, Mr. Kandell worked at Precision Partners, Inc. for 3 years and at Ernst & Young LLP in New Jersey for 7 years. He received his Bachelors of Science degree in accounting from College of New Jersey. Mr. Kandell is a Certified Public Accountant.

Forward Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to: the management team’s ability to accelerate the Company’s strategic initiatives and to focus on innovation and growth; the management team’s ability to provide contributions and guidance; the Company’s ability to deliver differentiated, strategic value from innovative products in radio frequency and test & measurement solutions; and the Company’s ability to advance specialized innovation and operational excellence to serve its customers and core markets. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for Wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com/.